Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-91526 on Form S-8 of Quicksilver Resources Inc. of our report dated June 26, 2008, relating to the financial statements and financial statement schedule of Quicksilver Resources Inc. 401(k) Plan appearing in this Annual Report on Form 11-K of Quicksilver Resources Inc. 401(k) Plan for the year ended December 31, 2007.
/s/ DELOITTE & TOUCHE LLP
Fort Worth, Texas
June 26, 2008

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